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                                                                 EXHIBIT 10.2


                     MATTHEWS INTERNATIONAL CORPORATION

                     1994 EMPLOYEE STOCK PURCHASE PLAN


The purpose of the 1994 Employee Stock Purchase Plan (the "Plan") is to provide the eligible employees of Matthews International Corporation ("Matthews") and its Subsidiaries (collectively with Matthews, the "Company") with a convenient means of purchasing shares of Class A Common Stock, par value $1.00 per share (the "Common Stock"), of Matthews on the open market through regular payroll deductions, matching employer contributions and investment of cash dividends. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with Matthews if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or, more of the total combined voting power of all classes of stock in one of the other corporations in the chain. For the purposes of the Plan, the term "Agent" shall mean Mellon Securities Transfer Services or such successor agent as the Company may employ to administer the Plan and to purchase in the open market the Common Stock available under the Plan.


PARTICIPATION IN THE PLAN IS VOLUNTARY, AND NO RECOMMENDATION IS MADE TO ELIGIBLE EMPLOYEES AS TO WHETHER THEY SHOULD OR SHOULD NOT PARTICIPATE IN THE PLAN. THERE IS NO GUARANTEE UNDER THE PLAN AGAINST LOSS BECAUSE OF FLUCTUATIONS IN THE MARKET PRICE OF THE COMMON STOCK. IN SEEKING THE BENEFITS OF SHARE OWNERSHIP, EACH PARTICIPANT MUST ALSO ACCEPT THE RISKS ATTENDANT TO SUCH OWNERSHIP.




                                 SECTION 1
                                Eligibility

All regular full-time United States employees of the Company are eligible to participate in the Plan, provided (i) they have attained the age of 18 years and (ii) they have completed three months of service with the Company. Employees of the Company whose wages and other conditions of employment are covered by a collective bargaining agreement are not eligible to participate in the Plan unless and until such agreement provides for the application of the Plan to employees covered by such agreement.
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                                 SECTION 2
                               Administration

The Plan shall be administered by the Executive Committee (the "Committee") of the Board of Directors of the Company (the "Board").

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

The Company or the Agent shall maintain an account for each participant in the name of each participant and shall maintain all records in connection with the Plan.

Neither the Company or the Agent, nor the Committee, shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability with respect to the prices or times at which shares of the Common Stock are purchased or sold for a participant or with respect to any fluctuation in market value before or after any purchase or sale of shares.



                                 SECTION 3
                      Shares Available Under the Plan

The aggregate number of shares of Common Stock which may be sold under the Plan is five hundred thousand (500,000) shares, subject to adjustment and substitution as set forth in this Section 3. All shares available under the Plan shall be purchased in the open market by the Agent. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock which may be sold under the Plan but have not yet been sold shall be adjusted by adding thereto the number of shares of the Common Stock which would be distributable thereon. If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number of shares of the Common Stock, then there shall be substituted for each remaining share of the Common Stock which may be sold under the Plan, the number of shares of the Common Stock into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.
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                                 SECTION 4
                               Participation

An eligible employee may enroll as a participant at any time by completing and signing an enrollment and payroll deduction authorization form and delivering it to the Treasurer of the Company. Enrollment shall become effective as soon as administratively practicable following the receipt of an enrollment and payroll deduction authorization form by the Company but in any event not later than forty-five days following the receipt of such form.

An eligible employee whose participation in the Plan has terminated may re-enroll in the Plan by following the above procedure; provided, however, that no employee may re-enroll until the expiration of the one year anniversary of the employee's termination of participation.

The Committee also reserves the right to reject any enrollment and payroll deduction authorization form and to terminate the enrollment of a participant.



                                 SECTION 5
                           Employee Contributions

Each eligible employee is permitted to authorize a deduction from his or her pay, in even multiples of $1.00, of a minimum of $20.00 per pay period; provided, however, that the maximum deduction for any bi-weekly pay period shall not exceed $250 and for any monthly pay period shall not exceed $500.

Payroll deduction authorizations shall remain effective until changed or discontinued by the participant. A participant may change or discontinue payroll deduction authorizations at any time by completing and signing a payroll deduction authorization change form and delivering it to the Treasurer of the Company. A payroll deduction authorization change form shall become effective as soon as administratively practicable following the receipt of such form by the Company but in any event not later than forty-five days following the receipt of such form. An officer or 10% shareholder who at the time of or within six months prior to discontinuing payroll deductions under the Plan was subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act") with respect to the Common Stock may not re-authorize payroll deductions under the Plan until at least six months have elapsed from the effective date of such discontinuance.
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Contributions by a participant through payroll deduction authorizations shall be credited to the account under the Plan relating to the participant as of each payment date and shall be used to purchase shares of Common Stock for credit to such account as provided under Section 9 below.



                                 SECTION 6
                           Employer Contributions

Subject to Section 9 below, on each Quarterly Effective Date (as defined in
Section 9 below) the account relating to each participant shall be credited with an amount equal to ten percent (10%) of the amount contributed by the participant (not including dividends or other distributions) since the previous Quarterly Effective Date and credited to such account under Section 5 above. Such amount shall be used to purchase shares of Common Stock for credit to the account relating to the participant as provided under Section 9 below.



                                 SECTION 7
                     Dividends and Other Distributions

Except as provided below, each account relating to a participant shall be credited with all cash dividends and other cash distributions, if any, paid in respect of the shares credited to the account, less any amount the Company is required to deduct as backup withholding in respect of the dividend or distribution received, or considered to be received. Cash dividends and other cash distributions credited to a participant's account shall be invested in Common Stock in accordance with Section 9 below.

Any stock dividends or stock splits in respect of shares of Common Stock credited to an account shall be reflected in the account without charge. Any distributions of other securities or rights to subscribe for additional shares in respect of shares of Common Stock credited to an account relating to a participant shall be made directly to the participant.



                                 SECTION 8
                No Interest on Amounts Credited to Accounts

No interest shall be paid on amounts credited to the accounts relating to the participants. Amounts credited to the accounts shall be under the control of the Company until paid to the Agent or to participants.

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                                 SECTION 9
                     Purchase of Shares of Common Stock

Purchases of Common Stock for participants' accounts under the Plan shall be made by or at the direction of the Agent, which shall be an independent bank or registered broker-dealer acting as agent for the Plan participants. The Company reserves the right to change the Agent without notice.

The shares of Common Stock purchased for participants' accounts under the Plan shall be previously issued shares purchased by the Agent on the open market. The Company will not receive any part of the purchase price, and the Plan will not provide any new capital to the Company. Purchases of Common Stock by the Agent shall be made at then current market prices, may be made on any securities exchange where the Company's Common Stock is traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Agent or the broker selected by the Agent for such purpose may determine.

On the last business day of each month (each, an "Effective Date"), the Company shall pay over to the Agent the aggregate amount of all employee payroll deductions received by the Company during such month. In addition, on the last business day of each January, April, July and October (each, a "Quarterly Effective Date"), the Company shall pay over to the Agent the aggregate amount of all employer contributions to be credited to each participant. The Agent shall apply such funds, along with any funds obtained by the Agent from cash dividends and cash distributions with respect to the accounts, to the purchase of Common Stock on the open market for the accounts of Plan participants. Shares shall be purchased for participants as promptly as practicable, consistent with the provisions of any applicable Federal securities laws and market considerations, but no later than the 15th day of the following month. The exact timing of purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made and the persons (including other brokers and dealers) from or through whom such purchases are made shall be determined by the Agent or the broker selected by it for such purpose. The Agent may purchase Common Stock in advance of an Effective Date for settlement on or after such date.

The purchase price of shares of Common Stock purchased for Plan participants with respect to an Effective Date shall be the weighted average price of all shares of Common Stock purchased by the Agent for the Plan for that date, including a proportionate share of all brokerage commissions or similar charges incurred by the Agent in making such purchases.
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The number of shares to be purchased for a participant's account with respect to an Effective Date shall be equal to the total dollar amount to be invested for the participant divided by the applicable purchase price. Each allocation shall be made in full shares and in fractional interests in a share to the ten-thousandth of a share.

Each participant with respect to an account shall acquire full ownership of all shares and of any fractional interest in a share purchased for an account upon the crediting of the shares to such account. All shares purchased shall be registered in the name of the Agent or another nominee or custodian for the benefit of the participants under the Plan. Although a participant may not assign or hypothecate an interest in the Plan as such, upon crediting of shares under the Plan such shares may be sold pursuant to the procedures set forth in Sections 10 and 11 below or, following distribution of such shares to the participant, may be sold, assigned, hypothecated or otherwise dealt with by the participant as is the case with respect to any other shares of Common Stock the participant may own.

Notwithstanding the foregoing, upon termination of an account relating to a participant under Section 10 or Section 11 below, any employee contributions credited to the account and not yet applied to the purchase of shares of Common Stock shall not be so applied and shall be delivered to the participant, and no employer contribution shall be made on the next succeeding Quarterly Effective Date notwithstanding any employee contributions made during the fiscal quarter when such termination occurs. Also, notwithstanding the foregoing and the provisions of Section 7 above, cash dividends or distributions with respect to shares of Common Stock credited to an account shall be delivered to the participant instead of credited to the account if the date as of which the account is terminated is more than ten (10) calendar days prior to the record date of the cash dividend or distribution.



                                 SECTION 10
                   Voluntary Sale or Withdrawal of Shares

A participant may direct at any time that any or all of the shares credited to the account relating to the participant be sold. Upon such sale, a check for the proceeds, less any brokerage commissions and other charges applicable to the sale, shall be delivered to the participant. The participant may also request at any time that a certificate or certificates representing any or all of the full shares credited to the account relating to the participant be delivered to the participant.
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If the participant directs that all shares credited to the account relating to the participant be sold and the net proceeds delivered to the participant or requests that a certificate or certificates representing all full shares credited to the account relating to the participant be delivered to the participant, and the participant discontinues or has discontinued all payroll deduction authorizations, the account shall be terminated as of the later of the date the direction or request is received and the effective date of the discontinuance of payroll deductions.

Notwithstanding the foregoing, an officer or 10% shareholder who at the time of any purchase of Common Stock under the Plan was subject to Section 16 of the 1934 Act with respect to the Common Stock may not request the sale of any shares held in his or her account until at least six months have elapsed from the date of the purchase unless following such sale there would remain in the account a number of shares at least equal to the sum of the number of shares so purchased plus any additional shares subsequently purchased under the Plan. Shares shall be deemed to be a on the first-in, first-out method of share identification.

Each direction or request referred to in this Section 10 shall be made by the participant by completing and signing a sale or withdrawal form and delivering it to the Treasurer of the Company or an agent designated by the Company. Upon termination (and for participants subject to Section 16 of the 1934 Act upon expiration of the six-month period referred to in the preceding paragraph), any fractional interest in a share credited to the account may be sold and the net proceeds delivered to the participant or the value of the fractional interest may be determined by reference to the current fair market value (determined as set forth in Section 17 below) of the Common Stock and paid to the participant in cash.



                                 SECTION 11
            Termination of Account Upon Termination of Employment

The account relating to a participant whose employment with the Company terminates shall also be terminated as of the date of termination of employment. The participant may direct that all shares credited to the account be sold and the net proceeds delivered to the participant, or the participant may request that a certificate or certificates representing all full shares credited to the account be delivered to the participant. Any brokerage commissions and other charges applicable to sales are payable by the participant and will be deducted in determining the net proceeds. If no direction is received from the participant prior to the time the account relating to a participant would normally be settled, a certificate or certificates representing all full shares credited to the account will be delivered to the participant.
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Each direction or request referred to in this Section 11 shall be made by the participant by completing and signing a sale or withdrawal form and delivering it to the Treasurer of the Company or an agent designated by the Company. Upon termination, any fractional interest in a share credited to the account may be sold and the net proceeds delivered to the participant or the value of the fractional interest may be determined by reference to the current fair market value (determined as set forth in Section 17 below) of the Common Stock and paid to the participant in cash.



                                 SECTION 12
                 Information For Participants; Voting Rights

Each participant shall receive at least quarterly each year a statement of all transactions affecting the account relating to the participant and the number of shares (including any fractional interests in a share) of the Common Stock credited to the account. Each participant shall also receive copies of all reports, proxy statements and other communications distributed by the Company to its shareholders generally at the time and in the manner such material is sent to such shareholders.

Participants shall receive proxy soliciting material in connection with each meeting of shareholders of the Company. Shares can be voted only by the holder of record. The shares of Common Stock credited to each account (including any fractional interests in a share) shall be voted by the holder of record only in accordance with the participant's signed proxy instructions duly delivered to the holder of record.



                                 SECTION 13
           Effect of Plan on the Rights of Employees and Employer

Nothing in the Plan shall confer any rights to any employee to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate the employment of any employee at any time.

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                                 SECTION 14
                                 Withholding

The purchase of shares of the Common Stock under the Plan will result in compensation income to participants because of the Company contributions under
Section 6 and may be subject to Federal income and employment tax, state income and employment tax and/or local income tax withholding. The Company shall withhold all applicable withholding taxes on any such compensation income from the pay of the participant who realizes such compensation income. Each participant's pay also shall be subject to withholding of all applicable Federal income and employment, state income and employment, and local income taxes without regard to any amounts deducted therefrom as payroll deductions authorized under the Plan.



                                 SECTION 15
                            Expenses of the Plan

The Company will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of delivery of shareholder communications. The Company will not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of Common Stock, or the sale of shares of Common Stock credited to an account at the direction of the participant. Expenses in connection with any such sale will be deducted from the proceeds of sale prior to any remittance to the participant.



                                 SECTION 16
                           Rights Not Transferable

The right to purchase shares of the Common Stock under the Plan shall not be transferable by an eligible employee and such right shall be exercisable during the eligible employee's lifetime only by the eligible employee. Upon the death of a participant, any shares held for the account relating to the participant and any cash payment for any fractional share shall be transferred to the estate of the decedent and distributed in accordance with the Will of the participant, or, if the participant dies intestate, the laws of descent and distribution of the state of domicile of the participant at the time of death.

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                                 SECTION 17
                              Fair Market Value

Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE--Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on NASDAQ. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of the Common Stock as so quoted for such date on the NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section
17. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 17 on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

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                                 SECTION 18
                               Sale of Shares

The obligation of the Company to permit the sale of shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company and (ii) all other applicable laws, regulations, rules and orders which may then be in effect.



                                 SECTION 19
                      Amendment or Termination of Plan

The Board reserves the right to amend or terminate the Plan at any time in its sole discretion. The Plan shall also terminate when all of the shares of the Common Stock which may be sold under the Plan have been purchased. Any amendment or termination shall not result in the forfeiture of any funds deducted from the pay of any participant, or of any shares of the Common Stock credited to an account, or of any dividends or other distribution in respect of such shares, before the effective date of the amendment or termination.
Upon termination of the Plan, distribution of each account shall be made as provided in Section 11 above in the case of a participant whose employment with the Company has terminated.

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